As filed with the Securities and Exchange Commission on February 4, 2000.
                                                            Registration No.333-

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           SOUTHWESTERN ENERGY COMPANY

             (Exact name of registrant as specified in its charter)

         Arkansas                                      71-0205415
(State or other jurisdiction of             (I.R.S. employer identification no.)
 incorporation or organization)

                                1083 Sain Street
                          Fayetteville, Arkansas 72703
           (Address of principal executive offices including zip code)

              Employee Stock Option and Restricted Stock Agreements
                            (Full title of the plan)

                              George A. Taaffe, Jr.
                                1083 Sain Street
                          Fayetteville, Arkansas 72703
                                 (501) 521-1141
 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

============== ================ ================ ================ ==============
  Title of          Amount         Proposed         Proposed
 secturities        to be           maximum          maximum        Amount of
   to be          registered     offering price     aggregate      registration
 registered       (1)(2)(3)        per share      offering price       fee
-------------- ---------------- ---------------- ---------------- --------------
Common Stock,   206,785 shares     $5.6875(4)    $1,176,089.69(4)     $310.50
$.10 par value
============== ================ ================ ================ ==============

(1) Pursuant to Rule 416, this Registration Statement also covers such indeterminable number of additional shares of common stock as may become issuable pursuant to terms designed to prevent dilution resulting from stock splits, stock dividends, merger or combination or similar events.
(2) Each share is accompanied by a common stock purchase right pursuant to the Amended and Restated Rights Agreement, dated April 12, 1999, with First Chicago Trust Company of New York, as Rights Agent.
(3) Does not include an additional:
(a) 1,275,000 shares of common stock being carried forward pursuant to Rule 429 from the Registration Statement on Form S-8, File No. 333-03787 (a registration fee of $6,397.85 was paid in connection with the filing of such registration statement) and (b) 616,480 shares of common stock being carried forward pursuant to Rule 429 from the Registration Statement on Form S-8, File No. 333-64961 (a registration fee of $1,771.00 was paid in connection with the filing of such registration statement).
(4) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 based on (a) an aggregate of 147,000 shares presently subject to stock options at an exercise price of $6.00 per share and (b) the average of the high and low sale prices reported on the New York Stock Exchange on February 1, 2000, of $5.6875 per share with respect to the reoffering or resales of 59,785 shares awarded under certain restricted stock agreements.

          STATEMENT OF INCORPORATION BY REFERENCE AND EXPLANATORY NOTE

         This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-03787, filed by Southwestern Energy Company (the "Company") with the Securities and Exchange Commission (the "SEC") on May 15, 1996, relating to the Company's 1993 Stock Incentive Plan and the Registration Statement on Form S-8, File No. 333-64961, filed by the Company with the SEC on September 30, 1998, relating to the Company's 1993 Stock Incentive Plan, shares of the Company's common stock which may be issued upon the exercise of stock option agreements granted by the Company to certain employees and shares of the Company's common stock awarded by the Company to certain employees pursuant to restricted stock agreements and which may be resold by these employees pursuant to the prospectus filed as a part of this Registration Statement . This Registration Statement on Form S-8 registers an additional (i) 147,000 shares of the Company's common stock which may be issued upon the exercise of stock option agreements granted by the Company and (ii) 59,785 shares of the Company's common stock issued to certain employees pursuant to restricted stock agreements and which may be resold by these employees pursuant to the prospectus filed as a part of this Registration Statement.

         The  information  required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus to be used for offers and sales of the Company's common stock covered by this Registration Statement has been omitted in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8. The prospectus filed as a part of this Registration Statement (the "Reoffer Prospectus") has been prepared in accordance with the requirements of
Part I of Form S-3 pursuant to the Instructions to Form S-8, and the Reoffer Prospectus may be used for reofferings and resales of the Company's common stock owned or acquired by the persons named therein.

PROSPECTUS

                           Southwestern Energy Company

                        1,455,627 Shares of Common Stock

         This prospectus relates to up to 1,455,627 shares of common stock of Southwestern Energy Company which may be offered for resale by certain of our officers and employees. See "Selling Shareholders." The selling shareholders have acquired the shares through the exercise of stock options granted to them under our 1993 Stock Incentive Plan and or under separate stock option
agreements  or  through  awards  of  shares  under  separate   restricted  stock
agreements.

         It is anticipated that the selling shareholders will offer the shares for sale at prevailing prices on the New York Stock Exchange on the date of sale. We will not receive any of the proceeds from the sale of the shares by the selling shareholders. All expenses of registration incurred in connection herewith are being borne by us, however, all selling commissions and other expenses incurred by any selling shareholder in connection with the sale of shares will be borne by the selling shareholder.

         The selling shareholders and any broker or dealer participating in the sale of shares on behalf of the selling shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which case any profit on the sale of shares by them or commissions received by such broker or dealer may be deemed to be underwriting commissions under the Securities Act of 1933.

         Our common stock is listed on the New York Stock Exchange under the symbol "SWN." The last reported sale price of our common stock on the New York Stock Exchange on February 3, 2000, was $6.25.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.








                 The date of this Prospectus is February 4, 2000

          You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. We have not authorized anyone to provide you with different information. Shares of common stock are being offered and sold only in states where offers and sales are permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date of this prospectus.


                                TABLE OF CONTENTS

                                                                          Page

Where You Can Find More Information . . . . . . . . . . . . . . . . . . . . 2
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Selling Shareholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Plan of Distribution. . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, or at the SEC's public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings with the SEC are also available to the public from the SEC's web site at http://www.sec.gov. Our reports, proxy statements and other information filed with the SEC can also be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         This prospectus constitutes a part of a registration statement on Form S-8 filed by us with the SEC. As allowed by the rules and regulations of the SEC, this prospectus does not contain all the information you can find in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities described in this prospectus, you should refer to the registration statement, including its exhibits. Furthermore, the statements contained in this prospectus concerning any document filed as an exhibit are not necessarily complete and, in each instance, we refer you to a copy of the document filed as an exhibit to the registration statement.

         The SEC allows us to "incorporate by reference" the information we file with them into this prospectus, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus (except for any information that is superseded by the information included directly in this prospectus), and information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all the securities are sold:

         -        Our Annual Report on Form 10-K for the year ended December 31,
                  1998;

         - Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999;

         - Our Current Reports on Form 8-K filed with the SEC on April 8, 1999 and October 20, 1999;

         - The description of our common stock contained in our Registration Statement on Form 8-A dated October 23, 1981, as updated by our Current Report on Form 8-K dated July 8, 1993; and

         - The description of our common stock purchase rights contained in Amendment No. 1 to our Registration Statement on Form 8-A dated April 26, 1999.

         We will provide you with a copy of these filings incorporated by reference, at no cost, upon written or oral request. Written requests should be directed to Southwestern Energy Company, P. O. Box 1408, Fayetteville, Arkansas 72702-1408, Attention: Corporate Secretary. Telephone requests may be directed to (501) 521-1141.

                                 USE OF PROCEEDS

         Shares which may be sold pursuant to this prospectus will be sold by the selling shareholders for their own accounts and they will receive all proceeds from any such sale. We will not receive any of the proceeds from any sale of the shares, but we may receive funds upon the exercise of any of the stock options granted to the selling shareholders. Any funds we receive on option exercises will be added to our general funds for working capital and general corporate purposes. See "Selling Shareholders" and "Plan of Distribution."

                              SELLING SHAREHOLDERS

         The shares offered under this prospectus are being registered for reoffers and resales by selling shareholders who may acquire or have acquired the shares pursuant to stock grants or pursuant to the exercise of stock options granted to them. The selling shareholders named in the following table may resell all, a portion of, or none of the shares they may acquire.

         Participants under our 1993 Stock Incentive Plan who are deemed to be "affiliates" of Southwestern Energy Company who acquire shares or options to acquire shares may be added to the selling shareholders listed below from time to time, and the number of shares eligible to be reoffered by the selling shareholders listed below may be adjusted, either by means of a post-effective amendment hereto or by use of a prospectus supplement filed pursuant to Rule 424(b) under the Securities Act.

         The following table sets forth information concerning the selling shareholders and the number of shares that may be offered hereby by each selling shareholder as of the date of this prospectus.


                                                                             Number of Shares
                                                                               That May be
Selling Shareholder     Position with the Company                             Offered Hereby

Charles E. Scharlau     Chairman of the Board                                   414,996(1)

Harold M. Korell        President and Chief Executive Officer                   350,132(1)

Alan H. Stevens         President and COO, Southwestern Energy                  211,000(2)
                         Production Company, SEECO, Inc. and
                         Diamond "M" Production Company

Gregory D. Kerley       Executive Vice President and                            174,273(1)
                         Chief Financial Officer

Debbie J. Branch        Senior Vice President, Southwestern Energy Services      49,920(1)
                         Company and Southwestern Energy
                         Pipeline   Company

Charles V. Stevens      Senior Vice President, Arkansas Western Gas              64,643(1)
                         Company

George A. Taaffe        Senior Vice President, General Counsel and Secretary     22,800(1)

Richard F. Lane         Vice President--Exploration, Southwestern Energy         51,820(3)
                         Production Company

Timothy J. O'Donnell    Vice President--Human Resources, Treasurer and           22,130(1)
                         Assistant Secretary

Stanley T. Wilson       Controller and Chief Accounting Officer                  20,668(1)

John W. Batson          Staff Geophysicist, Southwestern Energy                   2,500(4)
                         Production Company

Wilfred W. Baumann      Manager, E & P Accounting, Southwestern Energy              420(4)
                         Production Company

Charles A. Bayles       Manager, Pipeline Systems, Arkansas Western Gas             420(4)
                         Company

Alan E. Bearden, Jr.    Manager, Accounting                                         420(4)

Thomas A. Brock         Senior Landman, Southwestern Energy Production            1,000(4)
                         Company

Susan D. Burks          Manager, Gas Accounting and Analysis, Arkansas            1,000(4)
                         Western Gas Company

William K. Butler       Senior Production Engineer, Southwestern Energy           1,420(4)
                         Production Company

                                       4

                                                                             Number of Shares
                                                                               That May be
Selling Shareholder     Position with the Company                             Offered Hereby

Donna R. Campbell       Utility Rate Analyst, Arkansas Western Gas Company          420(4)

Alan R. Clemens         Staff Geophysicist, Southwestern Energy                   2,500(4)
                         Production Company

W. Brooks Clower, Jr.   Attorney                                                    420(4)

Jeffrey L. Dangeau      General Counsel and Secretary, Arkansas Western Gas       1,000(4)
                         Company

Terrence T. Darilek     Senior Landman, Southwestern Energy Production            1,100(4)
                         Company

James H. Denney, Jr.    Senior Geologist, Southwestern Energy Production          1,000(4)
                         Company

Jimmy R. Dewbre         Land Manager, Southwestern Energy Production              4,500(4)
                         Company

Daniel J. Diebolt       Manager, Marketing & Transportation, Southwestern           450(4)
                         Energy Services Company

Patric W. Dixon         Manager, Gas Supply, Southwestern Energy Services           450(4)
                         Company

Terry M. England        Division Operating Manager, Arkansas Western Gas            420(4)
                         Company

Ronald R. Foshee        Senior Geologist, Southwestern Energy Production          1,000(4)
                         Company

John C. Gargani         Manager, Economic Planning & Acquisitions,                2,000(4)
                         Southwestern Energy Production Company

Michael K. Garner       Senior Manager, Procurement & Facility Services             420(4)

Ronnie R. Gilbreath     District Production Engineer, Southwestern Energy           500(4)
                         Production Company

Patrick T. Gordon       Senior Production Geologist, Southwestern Energy          1,590(4)
                         Production Company

Teresa L. Grant         Senior Landman, Southwestern Energy Production              660(4)
                         Company

Sheila K. Green         Manager, Application Services                               420(4)

Ricky A. Gunter         Vice President--Rates and Regulation and Assistant        1,000(4)
                         Secretary, Arkansas Western Gas Company

                                       5

                                                                             Number of Shares
                                                                               That May be
Selling Shareholder     Position with the Company                             Offered Hereby

Michael Z. Hays         Director, Pipeline Operations, Arkansas Western Gas         500(4)
                         Company

Dee W. Hency            Vice President--Administration and Chief Information      3,500(4)
                         Officer

Mark A. Hill            Senior Landman, Southwestern Energy Production              420(4)
                         Company

Mark A. Janik           Senior Reservoir Engineer, Southwestern Energy            1,200(4)
                         Production Company

Carol S. Johnston       Manager, Division Orders, Southwestern Energy               420(4)
                         Production Company

Dale J. Kardash         District Engineer, Southwestern Energy Production         1,790(4)
                         Company

John R. Kehn, Jr.       Vice President--Distribution Operations, Arkansas           675(4)
                         Western Gas Company

Robin A. Kisling        Superintendent--Production, Southwestern Energy             240(4)
                         Production Company

Karl A. Knudson         Senior Reservoir Engineer, Southwestern Energy            2,200(4)
                         Production Company

Richard J. Kurtz        Gas Marketing Representative, Southwestern Energy           450(4)
                         Services Company

Bob J. Lamb             Vice President--Community Development, Arkansas           1,200(4)
                         Western Gas Company

Steven K. McFarland     Manager, Network Services                                   420(4)

Terry G. McMillin       Safety/Health Environmental Coordinator,                    420(4)
                         Southwestern Energy Production Company

Richard C. Merrill      Staff Exploration Geologist, Southwestern Energy          1,750(4)
                         Production Company

James W. Mitchell       Manager, Field Procurement Services, Southwestern           420(4)
                         Energy Production Company

Glenn M. Morgan         Treasurer and Controller, Arkansas Western Gas            1,000(4)
                         Company

James L. Mullins, Jr.   Director, Human Resources, Arkansas Western Gas             420(4)
                         Company

Michael E. Navolio      Staff Geophysicist, Southwestern Energy Production        1,200(4)
                         Company

                                       6

                                                                             Number of Shares
                                                                               That May be
Selling Shareholder     Position with the Company                             Offered Hereby

Freda R. O'Brien        Staff Reservoir Engineer, Southwestern Energy             1,950(4)
                         Production Company

Robert C. Pace          Staff Geologist, Southwestern Energy Production           2,200(4)
                         Company

Anita M. Parisi         Manager, Application Services                               420(4)

David L. Rader          Manager, Accounting, Arkansas Western Gas                   420(4)
                         Company

David L. Rolando        Division Properties Manager, Southwestern Energy            420(4)
                         Production Company

Debra Rutan             Senior Geologist, Southwestern Energy Production          1,000(4)
                         Company

George E. Schneider     Manager, Transmission Operations, Arkansas Western          420(4)
                         Gas Company

Phillip R. Shelby       Senior Production Geologist, Southwestern Energy            840(4)
                         Production Company

Bruce A. Smallwood      Manager, Taxation                                         1,000(4)

Joe A. Stubblefield     Exploitation and Drilling Manager, Southwestern           5,000(4)
                         Energy Production Company

Elsie C. Sullivan       Staff Geologist, Southwestern Energy Production           2,200(4)
                         Company

Bradley D. Sylvester    Investor Relations Coordinator                            1,000(4)

John D. Thaeler         SEECO Exploitation Manager, Southwestern Energy             900(4)
                         Production Company

Samuel G. Thompson      Senior Landman, Southwestern Energy Production            1,000(4)
                         Company

James M. Tully          Senior Drilling Engineer, Southwestern Energy             1,200(4)
                         Production Company

Ricardo Vasquez         Staff Geologist, Southwestern Energy Production           1,600(4)
                         Company

Eric M. Vaughn          Manager--Audit Services                                     420(4)

Matt B. Williams        Senior Geologist, Southwestern Energy Production          1,800(4)
                         Company

Paul W. Williams        Manager, Financial Reporting & Budgeting                  1,000(4)

                                       7

                                                                             Number of Shares
                                                                               That May be
Selling Shareholder     Position with the Company                             Offered Hereby

William J. Winkelmann   Staff Geologist, Southwestern Energy Production           1,000(4)
                         Company

Daniel R. Zebrowski     Staff Geophysicist, Southwestern Energy                   2,200(4)
                         Production Company

[FN]

(1) Represents shares of common stock which may be acquired upon the exercise of options granted under the 1993 Stock Incentive Plan and shares of restricted common stock issued under the 1993 Stock Incentive Plan.

(2) Includes 88,250 shares of common stock which may be acquired upon the exercise of options granted under the 1993 Stock Incentive Plan, 7,750 shares of restricted common stock issued under the 1993 Stock Incentive Plan, 100,000 shares of common stock which may be acquired upon the exercise of options granted pursuant to a non-qualified stock option and limited stock appreciation right agreement and 15,000 shares of restricted common stock issued pursuant to a restricted stock agreement.

(3) Includes 28,000 shares of common stock which may be acquired upon the exercise of options granted under the 1993 Stock Incentive Plan, 7,000 shares of restricted common stock issued under the 1993 Stock Incentive Plan, 15,000 shares of common stock which may be acquired upon the exercise of options granted pursuant to a non-qualified stock option and limited stock appreciation right agreement and 1,820 shares of restricted common stock issued pursuant to a restricted stock agreement.

(4) Represents shares of restricted common stock issued pursuant to restricted stock agreements.


                              PLAN OF DISTRIBUTION

         The selling shareholders have not advised us of any specific plans for the sale of the shares offered under this prospectus but, if and when such shares are sold, it is anticipated that the shares will be sold from time to time primarily in transactions on the New York Stock Exchange at the market price then prevailing. Sales also may be made through negotiated transactions or otherwise, at prices related to the prevailing market price or otherwise. If shares are sold through brokers, the selling shareholders may pay customary brokerage commissions and charges. The selling shareholders may effect these transactions by selling shares to or through broker-dealers and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and or the purchaser of the shares so sold for whom such broker-dealers may act or to whom they may sell as principal or both (which compensation, as to a particular broker-dealer, may be in excess of customary commissions). Shares covered by this prospectus also may be sold under Rule 144 or another exemption under the Securities Act rather than pursuant to this prospectus.

         In connection with the sale of shares, the selling shareholders and any participating broker or dealer may be deemed to be "underwriters" within the meaning of the Securities Act, and any profits on the sale of shares or commissions they receive may be deemed to be underwriting discounts and commissions under the Securities Act.

         There is no assurance that the selling shareholders will sell any or all of the shares offered by them hereby.

                                     EXPERTS

         Our consolidated financial statements as of December 31, 1998, and for each of the three years in the period ended December 31, 1998, included in our Annual Report on Form 10-K for the year ended December 31, 1998, incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto and have been incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

                                  LEGAL MATTERS

         The validity of the shares being offered hereby will be passed upon for us by Conner & Winters, P.L.L.C., Fayetteville, Arkansas.

                                 INDEMNIFICATION

         The Arkansas Business Corporation Act provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses, judgments, fines and amounts paid in settlements reasonably incurred by him in connection with such action or proceeding if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation. In addition, a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation against expenses actually reasonably incurred by him in connection with the defense or settlement of such action if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim as to which such person shall have been adjudged to be liable for negligence or misconduct unless and only to the extent the court in which such action was brought shall determine that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Our bylaws provide that our officers and directors shall be indemnified to the fullest extent permitted by law in connection with any actual or threatened action or proceeding arising out of their service to us (including service to a subsidiary of ours) or to any other organization at our request.

         We have entered into indemnification agreements with each of our directors and officers pursuant to which we have has agreed to indemnify our directors and officers against liabilities and litigation costs resulting from their service to us. We also maintain directors' and officers' liability insurance.

         Our 1993 Stock Incentive Plan provides:

         No member of the Committee shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents which have been filed by Southwestern Energy Company (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

         (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999, and September 30, 1999;

         (3) The Company's Current Reports on Form 8-K filed with the Commission on April 8, 1999, and October 20, 1999;

         (4) The description of the Company's common stock contained in the Registration Statement on Form 8-A dated October 23, 1981, as updated by the Company's Current Report on Form 8-K dated July 8, 1993; and

         (5) The description of the common stock purchase rights contained in Amendment No. 1 to the Company's Registration Statement on Form 8-A dated April 26, 1999.

         In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing. Any statement contained in this Registration Statement, or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 4-27-850 of the Arkansas Code Annotated provides that the Company shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, against expenses, judgments, fines and amounts paid in settlements reasonably incurred by him in connection with such action or proceeding if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the Company. In addition, the Company shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company against expenses actually reasonably incurred by him in connection with the defense or settlement of such action if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim as to which such person shall have been adjudged to be liable for negligence or misconduct unless and only to the extent the court in which such action was brought shall determine that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Article VII, Section 6, of the Company's Bylaws provides that the Company's officers and directors shall be indemnified to the fullest extent permitted by law in connection with any actual or threatened action or proceeding arising out of their service to the Company (including service to a subsidiary of the Company) or to any other organization at the Company's request.

         The Company has entered into indemnification agreements with each of its directors and officers under which the Company has agreed to indemnify its directors and officers against liabilities and litigation costs resulting from their service to the Company. The Company also maintains directors' and officers' liability insurance.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed.

         Prior to the effectiveness of the initial filing of this Registration Statement, the Company awarded to certain employees (i) options to purchase 147,000 shares of its common stock pursuant to stock option agreements and (ii) 59,785 shares of its common stock pursuant to restricted stock agreements. Registration of the shares of common stock was not required because the awards of the options and shares did not constitute a "sale" for purposes of the Securities Act as no cash or other tangible or definable consideration was paid for such awards. See SEC Release 33-6188, SEC Docket Volume 19, No. 7 at 482 (February 19, 1980). In addition, such transactions did not involve a public offering and were therefore exempt pursuant to the provisions of Section 4(2) of the Securities Act.

Item 8.  Exhibits.

Exhibit Number      Description

         4.1 Southwestern Energy Company 1993 Stock Incentive Plan, as amended and restated as of February 18, 1998 (incorporated by reference herein by reference to Exhibit 10.2(d) to the Company's Annual Report on Form 10-K for the year ended December 31, 1998).

         4.2             Form of Restricted Stock Agreement between Southwestern
                         Energy   Company   and  employees   awarded  shares  of
                         restricted stock.

         4.3 Form of Non-qualified Stock Option and Limited Stock Appreciation Right Certificate between Southwestern Energy Company and employees granted stock options.

         5.1             Opinion of Conner & Winters, P.L.L.C.

        23.1             Consent of Arthur Andersen LLP.

        23.2 Consent of Conner & Winters, P.L.L.C. (contained in the opinion included in Exhibit 5.1).

        24 Power of Attorney (included on the signature page to this Registration Statement).

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                           (i)      To  include   any  prospectus   required  by
                  Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising  after  the  effective   date  of  this   Registration
                  Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided,  however,  that the  undertakings  set  forth  in  paragraphs
         (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
         Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fayetteville, State of Arkansas on the 4th day of February, 2000.

                                                   SOUTHWESTERN ENERGY COMPANY

                                                   By: /s/ Harold M. Korell
                                                        Harold M. Korell
                                                        President and
                                                        Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Harold M. Korell and Greg D. Kerley, each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


Signature                               Title                                           Date

/s/ Harold M. Korell                    President, Chief Executive                      February 4, 2000
Harold M. Korell                        Officer and Director
                                        (Principal Executive Officer)


/s/ Greg D. Kerley                      Executive Vice President and                    February 4, 2000
Greg D. Kerley                          Chief Financial Officer
                                        (Principal Financial Officer)

/s/Stanley T. Wilson                    Controller and Chief Accounting                 February 4, 2000
Stanley T. Wilson                       Officer (Principal Accounting Officer)




                                      II-6


Signature                               Title                                           Date

/s/ Lewis E. Epley, Jr.                 Director                                        February 4, 2000
Lewis E. Epley, Jr.


/s/ John Paul Hammerschmidt             Director                                        February 4, 2000
John Paul Hammerschmidt


/s/ Robert L. Howard                    Director                                        February 4, 2000
Robert L. Howard


/s/ Kenneth R. Mourton                  Director                                        February 4, 2000
Kenneth R. Mourton


/s/ Charles E. Scharlau                 Director and Chairman                           February 4, 2000
Charles E. Scharlau



                                  EXHIBIT INDEX

Exhibit Number            Description

      4.1 Southwestern Energy Company 1993 Stock Incentive Plan, as amended and restated as of February 18, 1998 (incorporated by reference herein by reference to Exhibit 10.2 (d) to the Company's Annual Report on Form 10-K for the year ended December 31, 1998).

      4.2                 Form   of   Restricted    Stock    Agreement   between
                          Southwestern Energy Company and employees awarded shares of restricted stock.

      4.3 Form of Non-qualified Stock Option and Limited Stock Appreciation Right Certificate between Southwestern Energy Company and employees granted stock options.

      5.1                 Opinion of Conner & Winters, P.L.L.C.

     23.1                 Consent of Arthur Andersen LLP.

     23.2 Consent of Conner & Winters, P.L.L.C. (contained in the opinion included in Exhibit 5.1).

     24 Power of Attorney (included on the signature page to this Registration Statement).